EXHIBIT 99.1

DONEGAL GROUP INC. ANNOUNCES EARNINGS FOR SECOND QUARTER

Ralph G. Spontak
Senior Vice President
Phone (717) 426-1931
Fax (717) 426-7009

For Immediate Release

     MARIETTA, Pennsylvania, July 22, 2005 – Donegal Group Inc. (Nasdaq: DGICA and DGICB) today reported that its net income for the second quarter ended June 30, 2005 climbed 31.5% to $8,903,275, or $.48 per share on a diluted basis, compared to $6,770,187, or $.37 per share on a diluted basis, for the second quarter of 2004.

     The second quarter earnings were a result of excellent underwriting results, the absence of significant weather events and by a continuation of solid revenue growth. Revenues for the second quarter of 2005 were $79,492,080, an increase of 12.4% over a year earlier, with premiums earned for the second quarter of $73,438,090, a 12.1% increase over the second quarter of 2004. Investment income increased 13.4% to $4,356,628 for the second quarter of 2005 compared to $3,842,574 for the second quarter of 2004.

     The Company’s loss ratio for the second quarter of 2005 improved to a record low of 54.2% and compared to a loss ratio of 61.0% for the second quarter of 2004. Net losses in the second quarter of 2004 included property claims from a severe weather event in the Midwest of approximately $1 million, net of reinsurance, that added 1.5 percentage points to the loss ratio in that quarter. The Company’s GAAP expense ratio increased to 35.0% for the second quarter of 2005 compared to 30.7% for the second quarter of 2004, continuing to reflect higher levels of incentive compensation resulting from the excellent claim results.

     Net income for the six months ended June 30, 2005 was $17,320,363, or $.94 per share on a diluted basis, compared to $13,056,823, or $.72 per share on a diluted basis, before extraordinary item, for the six months ended June 30, 2004. Including the extraordinary item, a gain of $5,445,670, or $.30 per share on a diluted basis related to an acquisition, net income in the first six months of 2004 was $18,502,493, or $1.02 per share on a diluted basis.

     “The continuation of solid premium growth and strong underwriting results in both the personal lines and commercial lines sectors reflects the effectiveness of our underwriting and marketing strategy,” stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

     The Company’s combined ratio for the first six months of 2005 was 90.1% compared to a combined ratio of 92.2% for the comparable period in 2004. The Company’s loss ratio for the first six months of 2005 improved to 56.0% compared to 62.7% for the first six months of 2004.

     These strong results helped the Company increase its book value to $14.37 per common share as of June 30, 2005, compared to $13.53 per common share at December 31, 2004.

     All 2004 per share information has been restated to reflect a 4-for-3 stock split effected in the form of a 33 1/3% stock dividend issued on March 28, 2005.

     The Company announced yesterday that its Board of Directors approved a quarterly cash dividend payable August 15, 2005 of $.10 per share of Class A Common Stock and $.085 per share of Class B Common Stock to stockholders of record as of August 1, 2005.

     The Company will hold a conference call on Friday, July 22, 2005, beginning at 11:00 A. M. Eastern Daylight Time. You may participate in the conference call by calling 1-800-901-5217 (Passcode 29091666). An instant replay of the conference call will be available until July 29, 2005, by calling 1-888-286-8010 (Passcode 51583063).

     Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in six Mid-Atlantic states (Connecticut, Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

     All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking (as defined in the Private Securities Litigation Reform Act of 1995) in nature and necessarily involve a number of risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company’s reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, competition from various insurance and non-insurance businesses, terrorism, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

(Tables Follow)

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Second Quarter Ended
	June 30,	June 30,
	2005	2004*

Net premiums earned	$73,438,090	$65,498,402
Investment income, net of investment expenses	4,356,628	3,842,574
Realized investment gains	420,061	175,555
Total revenues	79,492,080	70,692,422

Net income	$8,903,275	$6,770,187

Net income per common share
Basic	$0.50	$0.39
Diluted	$0.48	$0.37

	Six Months Ended
	June 30,	June 30,
	2005	2004*

Net premiums earned	$145,200,613	$128,197,880
Investment income, net of investment expenses	8,764,096	7,622,591
Realized investment gains	1,110,352	643,998
Total revenues	157,571,138	138,694,083

Net income before extraordinary item	$17,320,363	$13,056,823
Net income after extraordinary item	$17,320,363	$18,502,493
Net income per common share before extraordinary item
Basic	$0.96	$0.76
Diluted	$0.94	$0.72

	Six Months Ended
	June 30,	June 30,
	2005	2004*

Net income per common share after extraordinary item
Basic	$0.96	$1.07
Diluted	$0.94	$1.02

*Per share information restated for 4-for-3 stock split

Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended
	June 30,	June 30,
	2005	2004*

Net premiums earned	$73,438	$65,498
Investment income, net of investment expenses	4,357	3,843
Realized investment gains	420	176
Lease income	236	219
Service charge income	1,041	956

Total revenues	79,492	70,692

Losses and loss expenses	39,808	39,961
Amortization of deferred policy acquisition costs	11,736	9,942
Other underwriting expenses	13,991	10,099
Other expenses	460	498
Policyholder dividends	256	94
Interest	543	360

Total expenses	66,794	60,954

Income before income taxes	12,698	9,738
Income tax expense	3,795	2,968

Net income	$8,903	$6,770

Net income per common share
Basic	$0.50	$0.39

Diluted	$0.48	$0.37

Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding
Basic	17,974,820	17,516,244

Diluted	18,536,772	18,161,540

	Quarter Ended
	June 30,	June 30,
	2005	2004*

Net written premiums	$80,309	$73,775

Book value per common share	$14.37	$12.92

*	Per share information restated for 4-for-3 stock split

Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	Six Months Ended
	June 30,	June 30,
	2005	2004*

Net premiums earned	$145,201	$128,198
Investment income, net of investment expenses	8,764	7,623
Realized investment gains	1,110	644
Lease income	465	439
Service fees	2,031	1,790

Total revenues	157,571	138,694

Losses and loss expenses	81,346	80,332
Amortization of deferred policy acquisition costs	23,222	18,287
Other underwriting expenses	25,645	19,157
Other expenses	890	1,081
Dividends	608	462
Interest	1,041	697

Total expenses	132,752	120,016

Income before income taxes and extraordinary item	24,819	18,678
Income tax expense	7,499	5,621

Net income before extraordinary item	17,320	13,057
Extraordinary item	—	5,445

Net income after extraordinary item	$17,320	$18,502

Net income per common share before extraordinary item
Basic	$0.96	$0.76

Diluted	$0.94	$0.72

	Six Months Ended
	June 30,	June 30,
	2005	2004*

Net income per common share after extraordinary item
Basic	$0.96	$1.07

Diluted	$0.94	$1.02

Supplementary Financial Analysts’ Data

Weighted average number of shares outstanding
Basic	17,960,945	17,351,337

Diluted	18,505,153	18,086,456

Net written premiums	$154,807	$142,191

*	Per share information restated for 4-for-3 stock split

Consolidated Balance Sheet
(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Investments:
Fixed Maturities:
Held to maturity, at amortized cost	$185,069	$182,574
Available for sale, at fair value	276,496	226,757
Equity securities, at fair value	35,912	33,505
Investments in affiliates	8,638	8,865
Short-term investments, at cost, which approximates fair value	21,655	47,368

Total investments	527,770	499,069
Cash	5,657	7,350
Premiums in course of collection	48,651	44,267
Reinsurance receivable	98,505	98,479
Accrued investment income	5,110	4,961
Deferred policy acquisition costs	23,596	22,258
Prepaid reinsurance premiums	41,500	35,907
Property and equipment, net	5,502	5,509
Deferred income taxes	11,793	10,922
Other assets	2,300	6,693

Total assets	$770,384	$735,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$267,223	$267,190
Unearned premiums	189,657	174,458
Accounts payable and accrued expenses	12,186	13,414

	June 30, 2005	December 31, 2004
	(unaudited)
Debt	30,929	30,929
Due to affiliates	—	241
Other liabilities	11,937	6,479

Total liabilities	511,932	492,711
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	139	139
Class B common stock	42	42
Additional paid-in capital	132,790	131,980
Accumulated other comprehensive income	4,174	4,750
Retained earnings	122,199	106,685
Treasury stock, at cost	(892)	(892)

Total stockholders’ equity	258,452	242,704

Total liabilities and stockholders’ equity	$770,384	$735,415